ROSETTA RESOURCES INC. ANNOUNCES
YEAR END 2007 FINANCIAL CONFERENCE CALL

HOUSTON, February 7, 2008 (PRIME NEWSWIRE) -- Rosetta Resources Inc. (“Rosetta”)(Nasdaq:ROSE) today announced it will hold its fourth quarter and total year 2007 results conference call on Monday, March 3, 2008. The call will be hosted by Randy L. Limbacher, Rosetta’s President and Chief Executive Officer, and will cover 2007 financial and operational performance as well as an outlook for 2008.  The conference call will broadcast live over the internet.

What:  Rosetta Resources Inc. Year End 2007 Conference Call

When: Monday, March 3, 2008, at 3:00 p.m. Central

Where: http://www.rosettaresources.com

How: Conference Call – Dial (888) 203-7667 or listen live over the Internet via our website at the address above.

If you are not able to participate in the conference call, an audio replay will be available from 6:00 p.m. Central on March 3, 2008 through 12:00 a.m. on March 10, 2008, by dialing (888) 203-1112, or for international (719) 457-0820, and entering conference code 6240247. A replay of the call will remain online at www.rosettaresources.com for 60 days after the initial call. To access the replay, click on the “Investor Relations” section of our website and select “Presentations and Events”.

Rosetta Resources Inc. is an independent oil and gas company engaged in the acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, the Rocky Mountains, the Lobo and Perdido trends of South Texas, and the Gulf of Mexico. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, which are more fully described in Rosetta Resources Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These risks, uncertainties and assumptions could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Investor Contact:

Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
rosinskim@rosettaresources.com